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                                                                      EXHIBIT 99



               INSITUFORM TECHNOLOGIES, INC. PROMOTES CHRIS FARMAN


CHESTERFIELD, MO - February 1, 2005 - Insituform Technologies, Inc. (Nasdaq National Market: INSU) ("Insituform" or the "Company") today announced the promotion of Christian ("Chris") G. Farman to Senior Vice President and Chief Financial Officer. Mr. Farman, 46, joined Insituform in December 2003 as Vice President and Chief Financial Officer.

"Under Chris's leadership, the finance function has been upgraded and energized, and the Company's financial reporting discipline has become more rigorous. He has strengthened the Company's relationships with third parties, including its vendors and creditors, and has also played a major role in realigning Insituform's cost structure and successfully managing working capital," commented Thomas S. Rooney, Jr., President and Chief Executive Officer.

Insituform Technologies, Inc. is a leading worldwide provider of proprietary technologies and services for rehabilitating sewer, water and other underground piping systems without digging and disruption. More information about Insituform can be found on its Internet site at www.insituform.com.

CONTACT: Insituform Technologies, Inc.
Amal Mansuri, Global Director, Corporate Communications
(636) 530-8047